Hawaiian Electric Exhibit 10.4(d)

NOTICE AND ACKNOWLEDGMENT UNDER
POWER PURCHASE AGREEMENT

This NOTICE AND ACKNOWLEDGMENT UNDER POWER PURCHASE AGREEMENT is made as of November 24, 2017 (the “Effective Date”), by HAMAKUA ENERGY, LLC, a Hawaii limited liability company (“Hamakua Energy”) and acknowledged by HAWAI‘I ELECTRIC LIGHT COMPANY, INC., a Hawaii corporation (“Company”).

RECITALS

WHEREAS, Hamakua Energy Partners, L.P. (“HEP”) and Company are parties to: (1) that certain Power Purchase Agreement dated as of October 22, 1997, as amended by Amendment No. 1 to the Power Purchase Agreement dated as of January 14, 1999, and a Power Purchase Agreement Novation dated November 8, 1999 (collectively, the “Power Purchase Agreement”) and (2) that certain Interconnection Agreement dated as of October 22, 1997, also amended by said Power Purchase Agreement Novation dated November 8, 1999 (the “Interconnection Agreement,” and together with the Power Purchase Agreement, collectively, the “Contracts”); and

WHEREAS, Hamakua Energy agreed to purchase certain assets comprising the Facility (as defined in the Power Purchase Agreement) and the Contracts pursuant to that certain Asset Purchase Agreement dated as of September 14, 2017, between HEP and Hamakua Land Partnership, L.L.P., as Seller, and Hamakua Energy, as Buyer (the “Transaction”); and

WHEREAS, Company has consented to the Transaction pursuant to that certain Consent and Agreement Concerning Certain Assets of Hamakua Energy Partners, L.P. and Hamakua Land Partnership, L.L.P. dated as of September 19, 2017; and

WHEREAS, as of the Effective Date, the Transaction has closed and Hamakua Energy wishes to notify Company of the substitution of Hamakua Energy in place of HEP as the “Seller” under the Contracts;

NOW THEREFORE, as of the Effective Date, Hamakua Energy hereby notifies Company as follows:

1.    Hamakua Energy has assumed and agreed to accept, observe, perform and discharge all liabilities and obligations of the “Seller” under the Contracts and to be bound by the terms of the Contracts in place of HEP;

2.    For all purposes, the “Seller” under the Contracts shall be Hamakua Energy. Notices pursuant to Section 23.2 of the Power Purchase Agreement and pursuant to Section 19 of the Interconnection Agreement to the Seller shall be made to:

Hamakua Energy, LLC
1001 Bishop Street, Suite 2900
Honolulu, Hawaii 96813
Attention: Ms. Julie Smolinski

3.    The Power Purchase Agreement is hereby attached hereto as Exhibit A.

4.    The Interconnection Agreement is hereby attached hereto as Exhibit B.

IN WITNESS WHEREOF, Hamakua Energy makes this Notice to Company as of the Effective Date herein above written.

HAMAKUA ENERGY, LLC

By: /s/ Kurt Murao
Kurt Murao
Its Authorized Signatory

AND Hawai‘i Electric Light Company, Inc., the “Company” herein, hereby acknowledges Hamakua Energy’s notice and assumption herein and agrees that from and after the Effective Date, the “Seller” under the Contracts shall be Hamakua Energy. The foregoing acknowledgement by Company to the assumption of the Contracts by Hamakua Energy shall not: (a) authorize, nor be deemed to authorize, any other or further transfer or assignment of the Contracts, (b) waive nor be deemed to waive, or amend, or be deemed to amend, any term, covenant, condition or provision of the Contracts, (c) limit or restrict in any way the rights of Hamakua Energy under the Contracts, including its rights to assign the Contracts as required by any Financing Parties (as defined in the Contracts) or in connection with any Financing Documents (as defined in the Contracts), and (d) limit or restrict in any way the rights of Company under the Contracts, all rights of Company under the Contracts and any other such instrument or with respect to the Facility being hereby expressly reserved.

IN WITNESS WHEREOF, Company makes this acknowledgment as of the Effective Date hereinabove written.

HAWAII ELECTRIC LIGHT COMPANY, INC.

/s/ Jay Ignacio
Jay Ignacio
Its President

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